INDEPENDENT AUDITORS' CONSENT

BOARD OF DIRECTORS AND STOCKHOLDERS
INTELIDATA TECHNOLOGIES CORPORATION
RESTON, VIRGINIA

We consent to the incorporation by reference in Registration Statements No. 333-16115, No. 333-16117, No. 333-16121, No. 333-76631, and No. 333-93227 of
InteliData Technologies Corporation on Form S-8 of our report dated February 16, 2000, appearing in this Annual Report on Form 10-K of InteliData Technologies Corporation for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia
March 29, 2000